UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date earliest event reported): January 4, 2021

CuriosityStream Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39139	84-1797523
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8484 Georgia Ave., Suite 700
Silver Spring, Maryland 20910
(Address of Principal Executive Offices, including zip code)

(301) 755-2050
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	CURI	NASDAQ
Warrants, each exercisable for one share of Common stock at an exercise price of $11.50 per share	CURIW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2021, the Board of Directors (the “Board”) of CuriosityStream Inc. (the “Company”) approved certain equity incentive grants to executive officers and other employees of the Company.

As disclosed in the Company’s prior filings with the Securities and Exchange Commission (the “SEC”), in connection with the consummation of the merger on October 14, 2020 of CuriosityStream Operating Inc. (formerly named CuriosityStream Inc.) (“Legacy CuriosityStream”) with a wholly owned subsidiary of the Company, 711,000 warrants to purchase the Company’s common stock held by Software Acquisition Holdings LLC were forfeited. The forfeited warrants had an exercise price of $11.50 per share, and a five year term. In connection with such forfeiture and pursuant to the terms of that certain Agreement and Plan of Merger, dated August 10, 2020, by and among the Company and Legacy CuriosityStream and the other parties thereto, certain employees of the Company selected by the Board are to receive fully vested options exercisable for shares of common stock with an exercise price of $11.50 (or the fair market value on the date of grant, if higher) and with a five year term. These options are to be granted under the Company’s 2020 Omnibus Incentive Plan (the “Omnibus Incentive Plan”). On January 4, 2021, the Board approved an option grant of 152,358 options for Ms. Tia Cudahy. The options are fully vested, have an exercise price equal to the higher of $16.42 per share, which was the fair market value on the date of grant, and have a five year term. The options are subject to terms and conditions of the Omnibus Incentive Plan and an option agreement, a form of which was previously filed by the Company as Exhibit 10.1 to Form 8-K on November 5, 2020.

The Board also approved grants of restricted stock units to employees of the Company, including certain executive officers. The restricted stock units will vest as to 25% of the award on each of the first four anniversaries of the grant date, provided the grantee remains employed by the Company or its subsidiaries through such vesting date, with settlement on the vesting date or within 30 days thereafter. The restricted stock units are subject to the terms and conditions of the Omnibus Incentive Plan and a restricted stock unit agreement, a form of which was previously filed by the Company as Exhibit 10.2 to Form 8-K on November 5, 2020. On January 4, 2021, the Board approved the following restricted stock unit grants to executive officers: 33,629 restricted stock units for Ms. Tia Cudahy, 12,180 restricted stock units for Mr. Jason Eustace and 12,180 restricted stock units for Mr. Devin Emery.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURIOSITYSTREAM INC.

By:	/s/ Tia Cudahy
	Name:	Tia Cudahy
	Title:	Chief Operating Officer and General Counsel

Date: January 8, 2021

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